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                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                                   dated as of

                                December 15, 2000

                                     between

                            HERSHEY FOODS CORPORATION

                                       and

                          MELLON INVESTOR SERVICES LLC,

                                 as Rights Agent






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


                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT

                                Table of Contents

                                                                           Page

                                    ARTICLE I
                                   DEFINITIONS

1.1   Definitions..............................................................2

                                   ARTICLE II
                                   THE RIGHTS

2.1   Summary of Rights.......................................................14
2.2   Legend on Common Shares Certificates....................................15
2.3   Exercise of Rights; Separation of Rights................................16
2.4   Adjustments to Exercise Price; Number of Rights.........................20
2.5   Date on Which Exercise is Effective.....................................23
2.6   Execution, Authentication, Delivery and Dating of Rights Certificates...23
2.7   Registration, Registration of Transfer and Exchange.....................24
2.8   Mutilated, Destroyed, Lost and Stolen Rights Certificates...............26
2.9   Persons Deemed Owners...................................................27
2.10  Delivery and Cancellation of Certificates...............................27
2.11  Agreement of Rights Holders.............................................28


                                   ARTICLE III
                          ADJUSTMENTS TO THE RIGHTS IN
                        THE EVENT OF CERTAIN TRANSACTIONS

3.1   Flip-in.................................................................29
3.2   Flip-over...............................................................33

                                   ARTICLE IV
                                THE RIGHTS AGENT

4.1   General.................................................................35

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4.2   Merger or Consolidation or Change of Name of Rights Agent...............36
4.3   Duties of Rights Agent..................................................37
4.4   Change of Rights Agent..................................................42


                                    ARTICLE V
                                  MISCELLANEOUS

5.1   Redemption..............................................................43
5.2   Expiration..............................................................44
5.3   Issuance of New Rights Certificates.....................................44
5.4   Supplements and Amendments..............................................45
5.5   Fractional Shares.......................................................46
5.6   Rights of Action........................................................47
5.7   Holder of Rights Not Deemed a Stockholder...............................47
5.8   Notice of Proposed Actions..............................................48
5.9   Notices.................................................................48
5.10  Suspension of Exercisability............................................49
5.11  Costs of Enforcement....................................................50
5.12  Successors..............................................................50
5.13  Benefits of this Agreement..............................................50
5.14  Determination and Actions by the Board of Directors, etc................50
5.15  Descriptive Headings....................................................51
5.16  GOVERNING LAW...........................................................51
5.17  Counterparts............................................................52
5.18  Severability............................................................52

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                                    EXHIBITS
                                    --------

Exhibit A                  Form of Rights Certificate for Common Stock
                           (Together with Form of Election to Exercise)

Exhibit B                  Form of Certificate of Designation and Terms
                           of Series A Participating Preferred Stock

Exhibit C                  Form of Certificate of Designation and Terms
                           of Series B Participating Preferred Stock

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                     STOCKHOLDER PROTECTION RIGHTS AGREEMENT
                     ---------------------------------------

         STOCKHOLDER PROTECTION RIGHTS AGREEMENT (as amended from time to time, this "Agreement"), dated as of December 15, 2000, between HERSHEY FOODS CORPORATION, a Delaware corporation (the "Company"), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent hereunder).

                                   WITNESSETH:
                                   ----------

         WHEREAS, the Board of Directors of the Company has (a) authorized and declared a dividend of one right ("Right") in respect of each share of Common Stock (as hereinafter defined) and Class B Common Stock (as hereinafter defined) held of record as of the close of business on December 26, 2000 (the "Record Time") payable in respect of each such share at the Record Time or, if applicable, upon certification by the New York Stock Exchange to the Securities and Exchange Commission that the Rights have been approved for listing and registration (the "Payment Time") and (b) as provided in Section 2.4, authorized the issuance of one Right in respect of each share of Common Stock and Class B Common Stock issued after the Record Time and prior to the Separation Time (as hereinafter defined) and, to the extent provided in Section 5.3, each share of Common Stock and Class B Common Stock issued after the Separation Time;

         WHEREAS, subject to the terms and conditions hereof, each Right entitles the holder thereof, after the Separation Time, to purchase securities or assets of the Company

(or, in certain cases, securities of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

         NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         "Acquiring Person" shall mean any Person who is or becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include (i) Hershey Trust Company, a Pennsylvania corporation, as trustee for Milton Hershey School (together with any successor or other validly appointed trustee, the "Trustee") and Milton Hershey School as beneficiary under deed of trust dated as of November 15, 1909 between Milton S. Hershey and Catherine S. Hershey and the Hershey Trust Company, or any Affiliates or Associates of the Trustee or Milton Hershey School, (ii) any Person who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock as the result of purchasing Common

Shares from the Trustee in its capacity as trustee or Milton Hershey School (the "Trust Shares") so long as at the time of such purchase (a "Trust Transaction"), and after giving effect to such Trust Transaction, such Person does not become the Beneficial Owner of more than 35% of the voting power of all of the outstanding Common Shares, until such time thereafter as such Person shall become the Beneficial Owner (other than (A) by means of a stock dividend or stock split or (B) as the result of a Trust Transaction after giving effect to which such Person does not Beneficially Own more than 35% of the voting power of all of the outstanding Common Shares) of any additional shares of Common Stock while such Person is, or as the result of which such Person becomes, the Beneficial Owner of 15% or more of the outstanding shares of Common Stock, (iii) any Person who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock on the date of this Agreement, or any Person who shall become the Beneficial Owner of 15% or more of the outstanding Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time hereafter or thereafter as such Person shall become the Beneficial Owner (other than (A) by means of a stock dividend or stock split or (B) as the result of a Trust Transaction after giving effect to which such Person does not Beneficially Own more than 35% of the voting power of all of the outstanding Common Shares) of any additional shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock, (iv) any Person who becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly divests, or promptly enters into an agreement with, and satisfactory to, the Company, in its sole discretion, to divest (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock or (v) any Person who Beneficially Owns shares of Common Stock consisting solely of one or more
(A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person (an "Option Holder") by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) Beneficially Owned by such Option Holder or its Affiliates or Associates at the time of grant of such option and (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Option Holder after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock. In addition, the Company, any Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding Common Shares for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) shall not be an Acquiring Person.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act, as such Rule is in effect on the date of this Agreement.

         "Agreement" shall have the meaning set forth in the Preamble.

         A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner of pursuant to Rule 13d-3 and 13d-5 under the Exchange Act, as such Rules are in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time or the occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange or

(ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy or consent given in response to a public proxy or consent solicitation made to more than ten holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act and pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Exchange Act (or any similar provision of a comparable or successor report). Notwithstanding the foregoing, no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person by virtue of any actions such officer or director takes in such capacity. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

         "Class B Common Stock" shall mean the shares of Class B Common Stock, par value $1.00 per share, of the Company.

         "Close of Business" on any given date shall mean 5:00 p.m. New York, New York time on such date or, if such date is not a Business Day, 5:00 p.m. New York, New York time on the next succeeding Business Day.

         "Common Shares" shall mean the shares of Common Stock and Class B Common Stock.

         "Common Stock" shall mean the shares of Common Stock, par value $1.00 per share, of the Company.

         "Company" shall have the meaning set forth in the preamble.

         "Election to Exercise" shall have the meaning set forth in Section 2.3(d) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Ratio" shall have the meaning set forth in Section 3.1(c) hereof.

         "Exchange Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c) hereof.

         "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $270.

         "Expansion Factor" shall have the meaning set forth in Section 2.4(a) hereof.

         "Expiration Time" shall mean the earliest of (i) the Exchange Time,
(ii) the Redemption Time, (iii) the Close of Business on the tenth anniversary of the date of this Agreement, unless extended by action of the Board of Directors (in which case the applicable time shall be the time at which it has been so extended) and (iv) immediately prior to the effective time of a consolidation, merger or statutory share exchange effective pursuant to an agreement to which the Company is a party that does not constitute a Flip-over Transaction or Event.

         "Flip-in Date" shall mean any Stock Acquisition Date or such later date and time as the Board of Directors of the Company may fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.

         "Flip-over Entity," for purposes of Section 3.2, shall mean (i) in the case of a Flip-over Transaction or Event described in clause (i) of the definition thereof, the Person issuing any securities into which any Common Shares are being converted or exchanged and, if no such securities are being issued, the other Person to such Flip-over Transaction or Event and (ii) in the case of a Flip-over Transaction or Event referred to in clause (ii) of the definition thereof, the Person receiving the greatest portion of the (A) assets or (B) operating income or cash flow being transferred in such Flip-over Transaction or Event, provided in all cases if such Person is a Subsidiary of another Person, the ultimate parent entity shall be the Flip-over Entity.

         "Flip-over Stock" shall mean, as applicable, (i) preferred stock (the "Series A Flip-over Stock") with terms substantially identical to the Preferred Stock, including, without limitation, conversion terms such that the preferred stock can be converted into a series of preferred stock with terms substantially identical to the Series B Preferred Stock and with a Reference Package comprised of an equity security ("Reference Security") that prior to the Flip-over Transaction had the greatest voting power in respect of the election of directors (or other persons similarly responsible for the direction of the business and affairs of the Flip-over Entity) but, after the Flip-over Transaction, is second in voting power only to the equity security referred to in clause (ii) below and
(ii) a series of preferred stock substantially identical to the Series B Preferred Stock, including without limitation, conversion terms such that the preferred stock can be converted into the Reference Security referred to in clause (i) above and with a Reference Package comprised of an equity security identical to that of the Class B Common Stock, including the voting provisions.

         "Flip-over Transaction or Event" shall mean a transaction or series of transactions on or after a Flip-in Date in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a statutory share exchange with any other Person if, at the time of consummation of the consolidation, merger or statutory share exchange or at the time the Company enters into any agreement with respect to any such consolidation, merger or statutory share exchange, the Acquiring Person is the Beneficial Owner of 90% or more of the outstanding shares each of the Common Stock and, to the extent it then exists, the Class B Common Stock or controls the Board of Directors of the Company and either (A) any term of or arrangement concerning the treatment of shares of Common Stock or Class B Common Stock, as the case may be, in such consolidation, merger or statutory share exchange relating to the Acquiring Person is not identical to the terms and arrangements relating to other holders of the Common Stock or Class B Common Stock, as the case may be, or (B) the Person with whom the transaction or series of transactions occurs is the Acquiring Person or an Affiliate or Associate of the Acquiring Person or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly owned Subsidiaries) or to two or more such Persons which are Affiliates or Associates or otherwise acting in concert, if, at the time of the entry by the Company (or any such Subsidiary) into an agreement with respect to such sale or transfer of assets, the Acquiring Person controls the Board of Directors of the Company. Forpurposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates, counted together as a single Person. An Acquiring Person shall be deemed to control the Company's Board of Directors when, on or following a Stock Acquisition Date, the persons who were directors of the Company (or persons nominated and/or appointed as directors by vote of a majority of such persons) before the Stock Acquisition Date shall cease to constitute a majority of the Company's Board of Directors.

         "Market Price" per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if any event described in Section 2.4 hereof, or any analogous event, shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if the securities are not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

         "Option Holder" shall have the meaning set forth in the definition of Acquiring Person.

         "Payment Time" shall have the meaning set forth in the Recitals.

         "Person" shall mean any individual, firm, partnership, limited liability company, association, group (as such term is used in Rule 13d-5 under the Exchange Act, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Preferred Stock" shall mean the Series A Participating Preferred Stock, par value $1.00 per share, of the Company created by a Certificate of Designation and Terms in substantially the form set forth in Exhibit B hereto appropriately completed.

         "Record Time" shall have the meaning set forth in the Recitals.

         "Redemption Price" shall mean an amount equal to one cent ($0.01).

         "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

         "Reference Package" with respect to the Preferred Stock, shall have the meaning set forth in the Certificate of Designation in substantially the form set forth in Exhibit B hereto appropriately completed and, with respect to the Series B Preferred Stock, shall have the meaning set forth in the Certificate of Designation in substantially the form set forth in Exhibit C hereto appropriately completed.

         "Right" shall have the meaning set forth in the Recitals.

         "Rights Agent" shall have the meaning set forth in the Preamble.

         "Rights Certificate" shall have the meaning set forth in Section 2.3(c) hereof.

         "Rights Register" shall have the meaning set forth in Section 2.7(a) hereof.

         "Separation Time" shall mean the earlier of (i) the Close of Business on the tenth Business Day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person and (ii) the time of the first event causing a Flip-in Date to occur; provided, that if the foregoing results in the Separation Time being prior to the Payment Time, the Separation Time shall be the Payment Time and provided further, that if any tender or exchange offer referred to in clause (i) of this paragraph is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any Common Shares in connection therewith, such offer shall be deemed, for purposes of this paragraph, never to have been made.

         "Series A Flip-over Stock" shall have the meaning set forth in the definition of Flip-over Stock.

         "Series B Preferred Stock" shall mean the Series B Participating Preferred Stock, par value $1.00 per share, of the Company created by a Certificate of Designation and Terms in substantially the form set forth in Exhibit C hereto appropriately completed.

         "Stock Acquisition Date" shall mean the earlier of (i) the first date on which there shall be a public announcement by the Company (by any means) that a Person has become an Acquiring Person or (ii) the date and time on which any Acquiring Person becomes the Beneficial Owner of more than 35% of the voting power of all of the outstanding Common Shares.

         "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity or membership interest is Beneficially Owned, directly or indirectly, by such Person.

         "Trading Day," when used with respect to any securities, shall mean a day on which the New York Stock Exchange, Inc. is open for the transaction of business or, if such securities are not listed or admitted to trading on the New York Stock Exchange, Inc., a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.

         "Trustee" shall have the meaning set forth in the definition of Acquiring Person.

         "Trust Shares" shall have the meaning set forth in the definition of Acquiring Person.

         "Trust Transaction" shall have the meaning set forth in the definition of Acquiring Person.


                                   ARTICLE II

                                   THE RIGHTS

         2.1 Summary of Rights. As soon as practicable after the Record
Time, the Company will mail a letter, that incorporates by reference the terms of this

Agreement, to each holder of record of Common Shares as of the Record Time, at such holder's address as shown by the records of the Company.

         2.2 Legend on Common Shares Certificates. Certificates for the Common Shares issued after the Payment Time but prior to the Separation Time shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of December 15, 2000 (as such may be amended from time to time, the "Rights Agreement"), between Hershey Foods Corporation (the "Company") and the Rights Agent named therein, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or securities of another entity, may be exchanged for Preferred Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge after the receipt of a written request therefor.

Certificates representing Common Shares that are issued and outstanding at the Payment Time shall, together with the letter mailed pursuant to Section 2.1, evidence one Right for each Common Share evidenced thereby notwithstanding the absence of the foregoing legend.

         If the Common Shares issued after the Payment Time but prior to the Separation Time shall be uncertificated, the registration of such Common Shares on the stock transfer books of the Company shall evidence one Right for each Common Share represented thereby and the Company shall mail to every Person that holds such Common Shares a confirmation of the registration of such Common Shares on the stock transfer books of the Company, which confirmation will have impressed, printed, written or stamped thereon or otherwise affixed thereto the above legend. The Company shall mail or arrange for the mailing of a copy of this Agreement to any Person that holds Common Shares, as evidenced by the registration of the Common Shares in the name of such Person on the stock transfer books of the Company, without charge after the receipt of a written request therefor.

         2.3 Exercise of Rights; Separation of Rights. (a) Subject to Sections 3.1, 5.1 and 5.10 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, on or after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one one-thousandth of a share of Preferred Stock.

         (b) Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated Common Share together, in the case of certificates issued prior to the Payment Time, with the letter mailed to the record holder thereof pursuant to Section 2.1 (or, if the Common Shares shall be uncertificated, by the registration of the associated Common Share on the stock transfer books of the Company and the confirmation thereof provided for in Section 2.2) and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter or confirmation) of, such associated share.

         (c) Subject to the terms and conditions hereof, on or after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii) may be transferred independent of the Common Shares. Promptly following the Separation Time, upon receipt by the Rights Agent of notice thereof and receipt of all other necessary information, the Rights Agent will mail to each holder of record of a Common Share as of the Separation Time (other than any Person whose Rights have become void pursuant to Section 3.1(b)), at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate in substantially the form of Exhibit A hereto (a "Rights Certificate"), appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not effect the rights or duties of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights; provided, however, that the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

         (d) Subject to the terms and conditions hereof, Rights may be exercised on any Business Day on or after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly and properly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates (or, if uncertificated, the registration on the stock transfer books of the Company) for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

         (e) Upon receipt of a Rights Certificate, with a duly and properly completed Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to the terms and conditions hereof, the Rights Agent will thereupon promptly (i)(A) requisition from a transfer agent stock certificates evidencing such number of shares or other securities to be purchased or, in the case of uncertificated shares or other securities, requisition from a transfer agent a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to
Section 5.5
not to issue certificates (or effect registrations on the stock transfer books of the Company) representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 and (ii) after receipt of such certificates, depositary receipts, notices and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates, depositary receipts or notices) in such name or names as may be designated by such holder. The Rights Agent shall have no duty or obligation with respect to this Section and any other Section of this Agreement relating to fractional shares unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

         (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

         (g) The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all shares delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights shall, at the time of delivery of the certificates (or registration) for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered (or registered) and fully paid and nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Exchange Act, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; and (iii) pay when due and payable any and all federal and state taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided, that the Company shall not be required to pay any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates (or the registration) for shares in a name other than that of the holder of the Rights being transferred or exercised.

         2.4 Adjustments to Exercise Price; Number of Rights. (a) In the event the Company shall at any time after the Record Time and prior to the Separation Time (i) declare or pay a dividend on any class of Common Shares payable in Common Stock or Class B Common Stock, as the case may be, (ii) subdivide any outstanding class of Common Shares or (iii) combine any outstanding class of Common Shares into a smaller number of shares of Common Stock or Class B Common Stock, as the case may be, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock or Class B Common Stock (the "Expansion Factor"), that a holder of one share of Common Stock or Class B Common Stock, as the case may be, immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock or Class B Common Stock, as the case may be, with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock or Class B Common Stock, as the case may be, will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

         In the event the Company shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in the preceding paragraph, each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share (or, if the Common Shares shall be uncertificated, such Right shall be evidenced by the registration of such Common Shares on the stock transfer books of the Company and the confirmation thereof provided for in Section 2.2). Rights shall be issued by the Company in respect of Common Shares that are issued or sold by the Company after the Separation Time only to the extent provided in Section 5.3.

         (b) In the event the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Shares (other than pursuant to any non-extraordinary periodic cash dividend or a dividend paid solely in Common Shares) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or statutory share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

         (c) Each adjustment to the Exercise Price made pursuant to this Section
2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment and (ii) promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such a certificate.

         (d) Rights Certificates shall represent the right to purchase the securities purchasable under the terms of this Agreement, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

         2.5 Date on Which Exercise is Effective. Each Person in whose name any certificate for shares is issued (or registration on the stock transfer books is effected) upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration) shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

         2.6 Execution, Authentication, Delivery and Dating of Rights Certificates. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

         Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

         Promptly after the Separation Time, the Company will notify, in writing, the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for counter-signature, and, subject to Section 3.1(b), the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to
Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose unless manually countersigned by the Rights Agent.

         (b) Each Rights Certificate shall be dated the date of countersignature thereof.

         2.7 Registration, Registration of Transfer and Exchange. (a) After the Separation Time, the Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

         After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) and (d), the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

         (b) Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

         (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto. The Rights Agent shall have no duty or obligation to take any action under any Section of this Agreement which requires the payment by a Rights holder of applicable taxes and charges unless and until the Rights Agent is satisfied that all such taxes and/or charges have been paid.

         (d) The Company shall not register the transfer or exchange of any Rights which have become void under Section 3.1(b), been exchanged under Section 3.1(c) or been redeemed under Section 5.1.

         2.8 Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, then, subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

         (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c) and 5.1 and in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

         (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 3.1(b) shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

         2.9 Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate or notice of transfer, if uncertificated) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Share certificate or Common Share registration, if uncertificated) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, including the payment of the Redemption Price and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

         2.10 Delivery and Cancellation of Certificates. All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

         2.11 Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

         (a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share;

         (b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

         (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate or Common Share registration, if uncertificated) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated

Common Share certificate or Common Share registration, if uncertificated) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

         (d) Rights beneficially owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become null and void; and

         (e) this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof.

                                  ARTICLE III

                           ADJUSTMENTS TO THE RIGHTS
                      IN THE EVENT OF CERTAIN TRANSACTIONS

         3.1 Flip-in. (a) In the event that prior to the Expiration Time a Flip-in Date shall occur, except as provided in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10), that number of one one-thousandths of a share of Preferred Stock equal to that number of shares of Common Stock, having an aggregate Market Price on the Stock Acquisition Date that gave rise to the Flip-in Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Common Shares).

         (b) Notwithstanding the foregoing, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become null and void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled conclusively to deem the Beneficial Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be null and void and not transferable or exercisable.

         (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding voting power of the Common Shares elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 3.1(b)) for shares of Preferred Stock, at an exchange ratio of one one-thousandth of a share of Preferred Stock, per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Stock Acquisition Date any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Common Shares (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

         Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become null and void pursuant to Section 3.1(b)), whether or not previously exercised, will thereafter represent only the right to receive a number of one one-thousandths of a share of Preferred Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give written notice thereof (specifying the steps to be taken to receive Common Shares in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.9.

         Each Person in whose name any certificate for shares is issued (or for whom any registration on the stock transfer books of the Company is made) upon the exchange of Rights pursuant to this Section 3.1(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate (or registration on the stock transfer books of the Company) shall be dated (or registered as of) the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of any applicable taxes and other charges payable by the holder was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration on the stock transfer books of the Company) shall be dated (or registered as of) the next succeeding Business Day on which the stock transfer books of the Company are open.

         (d) Whenever the Company shall become obligated under Section 3.1(a) or
(c) to issue a share (or fractional share) of Preferred Stock upon exercise of or in exchange for Rights, the Company, to the extent permitted by the Company's Restated Certificate of Incorporation, as amended, at its option, may substitute therefor shares of Common Stock or Class B Common Stock, as applicable, at a ratio of one share of Common Stock or Class B Common Stock, as applicable, for each one-thousandth of a share of the Preferred Stock so issuable.

         (e) In the event that there shall not be sufficient treasury shares or authorized but unissued Common Shares or Preferred Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with Section 3.1(a) or if the Company so elects, to make the exchange referred to in Section 3.1(c), the Company shall either (i) call a meeting of stockholders seeking approval to cause sufficient additional shares to be authorized (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence) or (ii) take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive,
(x) at the Company's option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in
(x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

         3.2 Flip-over. (a) Prior to the Expiration Time, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Flip-over Entity, for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) the Flip-over Entity will have duly authorized and available for issuance sufficient shares of (x) Flip-over

Stock and (y) the classes of common equity securities into which the shares of Flip-over Stock are convertible, (ii) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Series A Flip-over Stock of the Flip-over Entity having an aggregate Market Price (based on the Market Price of the Common Stock in the Reference Package) on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for the Right for an amount in cash equal to the Exercise Price for the Right (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Flip-over Stock) and (iii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.

         (b) Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 hereof pursuant to an agreement entered into by the Company prior to a Flip-in Date, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments that would eliminate or otherwise diminish in any material respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

                                   ARTICLE IV

                                THE RIGHTS AGENT

         4.1 General. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, execution, delivery, administration and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by an order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation the costs and expenses of defending against any claim of liability. The indemnity provided herein shall survive the termination of this Agreement and the termination and expiration of the

Rights. The costs and expenses incurred in successfully enforcing this right of indemnification shall be paid by the Company.

         (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement in reliance upon any certificate for securities (or registration on the stock transfer books of the Company) purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 4.3 hereof.

         4.2 Merger or Consolidation or Change of Name of Rights Agent.
(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         4.3 Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered by it or omitted by it in good faith and in accordance with such advice or opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by an order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the

Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates, if any, for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

         (e) The Rights Agent will have no liability nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate, if any, for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment);

nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept advice or instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any such person.

         (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any Person.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith, or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by an order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or obligations hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

         4.4 Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence that is under control of such Person. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price and the Company, at its option, may pay the Redemption Price either in cash or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

         (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors. Promptly after the Rights are redeemed, the Company shall give written notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Sec tion 5.9.

         5.2 Expiration. The Rights and this Agreement shall expire at the Expiration Time and no Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1 or 5.1 hereof , respectively.

         5.3 Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares by the Company following the Separation Time and prior to the Expiration Time pursuant to the terms of securities convertible or redeemable into Common Shares (other than any such securities issued or issuable in connection with the exercise or exchange of Rights or upon conversion of shares of Class B Common Stock after the

Separation Time) or to options, in each case issued or granted prior to, and outstanding at, the Separation Time, the Company shall issue to the holders of such Common Shares, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such Common Shares; provided, however, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate or Associate of an Acquiring Person or any transferee of any of the foregoing.

         5.4 Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) prior to the Flip-in Date, in any respect and (ii) on or after the Flip-in Date, to make any changes that the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. The Rights Agent will, upon delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment complies with this Section 5.4, duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the terms of the preceding sentence, provided that any supplement or amendment shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects only the rights, duties, obligations or indemnities of the Rights Agent hereunder.

         5.5 Fractional Shares. If the Company elects not to issue certificates representing (or register on the stock transfer books of the Company) fractional shares upon exercise, exchange or redemption of Rights, the Company shall, in lieu thereof, in the sole discretion of its Board of Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights the appropriate fraction of the Market Price per share in cash.

         5.6 Rights of Action. Subject to the terms of this Agreement
(including Sections 3.1(b) and 5.14), rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         5.7 Holder of Rights Not Deemed a Stockholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.

         5.8 Notice of Proposed Actions. In case the Company shall propose on or after the Separation Time and prior to the Expiration Time (i) to effect or permit a Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

         5.9 Notices. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

             Hershey Foods Corporation
             100 Crystal A Drive
             Hershey, Pennsylvania 17033
             Attention: General Counsel and Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

             Mellon Investor Services LLC
             44 Wall Street
             6th and 7th Floor
             New York, New York 10005
             Attention: Relationship Manager

             With a copy to:

             Mellon Investor Services LLC
             85 Challenger Road
             Ridgefield Park, New Jersey 07660-2108
             Attention:  General Counsel

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         5.10 Suspension of Exercisability. To the extent that the Company determines in good faith that some action will or need be taken pursuant to
Section 3.1 or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a reasonable period in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the

Rights has been temporarily suspended (with prompt written notice thereof to the Rights Agent). Notice thereof pursuant to Section 5.9 shall not be required.

         Failure to give a notice pursuant to the provisions of this Agreement shall not affect the validity of any action taken hereunder.

         5.11 Costs of Enforcement. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

         5.12 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         5.13 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

         5.14 Determination and Actions by the Board of Directors, etc. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the

Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) done or made by the Board, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Company's Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

         5.15 Descriptive Headings. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         5.16 GOVERNING LAW. THIS AGREEMENT AND EACH RIGHT ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED, HOWEVER, THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES

AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         5.17 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         5.18 Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    HERSHEY FOODS CORPORATION



                                    By: /s/ Robert M. Reese
                                       ----------------------------------------
                                       Name:  Robert M. Reese
                                       Title: Senior Vice President, General
                                              Counsel and Secretary


                                    MELLON INVESTOR SERVICES LLC,
                                        As Rights Agent

                                    By: /s/ Robert G. Scott
                                       ----------------------------------------
                                       Name:  Robert G. Scott
                                       Title: Authorized Officer

                                                                     EXHIBIT A
                                                                     ---------

                          [Form of Rights Certificate]

Certificate No. W-                                            _______ Rights

     THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate

                            HERSHEY FOODS CORPORATION

         This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Stockholder Protection Rights Agreement, dated as of December 15, 2000 (as amended from time to time, the "Rights Agreement"), between Hershey Foods Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as Rights Agent (the "Rights Agent", which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on December 15, 2010, one one-thousandth of a fully paid share of Series A Participating Preferred Stock, par value $1.00 per share (the "Series A

Preferred Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the office of the Rights Agent designated for such purpose. The Exercise Price shall initially be $270 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

         Under certain circumstances, each one one-thousandth of a share of Series A Preferred Stock held by a holder of a share of Class B Common Stock at the Separation Time may be converted at the election of the holder thereof into one one-thousandth of a fully paid share of Series B Participating Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of the Company. The procedures to be followed and limitations on effecting such conversion are set forth in the Certificate of Designation and Terms of the Series A Preferred Stock.

         In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities of the Company other than Series A Preferred Stock or assets of the Company, all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, each Right evidenced by this Rights Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances, at its option, for one share of Common Stock or Class B Common Stock, as applicable, or one one-thousandth of a share of Series A Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date:  ____________


ATTEST:                                     HERSHEY FOODS CORPORATION



___________________________                 By_____________________________
       Secretary


Countersigned:

MELLON INVESTOR SERVICES LLC,
         As Rights Agent

By____________________________
   Authorized Signature

                                    [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer this Rights Certificate.)

                  FOR VALUE RECEIVED ________________________ hereby

sells, assigns and transfers unto ______________________________________
                                            (Please Print name

--------------------------------------------------------------------------------
                     and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:  _______________, ____

Signature Guaranteed:                       _________________________
                                                  Signature
                                                  (Signature must correspond to
                                                  name as written upon the face
                                                  of this Rights Certificate
                                                  in every particular, without
                                                  alteration or enlargement or
                                                  any change whatsoever)

         Signatures must be guaranteed by an eligible guarantor institution banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to Exchange Act Rule 17Ad-15.

---------------------------------------
          (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                                     -------------------------
                                                     Signature

---------------------------------------


                                     NOTICE
                                     ------

         In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                                    [To be attached to each Rights Certificate]


                          FORM OF ELECTION TO EXERCISE
                          ----------------------------

                  (To be executed if holder desires to exercise
                            the Rights Certificate.)

TO:  HERSHEY FOODS CORPORATION

                  The undersigned hereby irrevocably elects to exercise _______________________ whole Rights represented by the attached Rights Certificate to purchase the shares of Series A Participating Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

                  -----------------------------------
                  Address:
                  -----------------------------------
                  -----------------------------------
                  Social Security or Other Taxpayer
                  Identification Number:
                  -----------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

                  -----------------------------------
                  Address:
                  -----------------------------------
                  -----------------------------------
                  Social Security or Other Taxpayer
                  Identification Number:
                  -----------------------------------


Dated:  _______________, ____

Signature Guaranteed:                       _________________________
                                                  Signature
                                                  (Signature must correspond to
                                                   name as written upon the
                                                   face of the attached Rights
                                                   Certificate in every
                                                   particular, without
                                                   alteration or enlargement or
                                                   any change whatsoever)

         Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to Exchange Act Rule 17Ad-15.

-------------------------------------
             (To be completed if true)

         The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                  -------------------------
                                                  Signature

-------------------------------------

                                     NOTICE
                                     ------

         In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                                                                      EXHIBIT B
                                                                      ---------


                  FORM OF CERTIFICATE OF DESIGNATION AND TERMS
                  OF SERIES A PARTICIPATING PREFERRED STOCK OF
                            HERSHEY FOODS CORPORATION
                            -------------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------

                  We, the undersigned, ____________________ and
____________________, the ____________________, and __________, respectively, of
Hershey Foods Corporation, a Delaware corporation (the "Corporation"), do hereby certify as follows:

         Pursuant to authority granted by Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation's Preferred Stock, par value $1.00 per share, and certain qualifications, limitations and restrictions thereon:

                  RESOLVED, that there is hereby established a series of Preferred Stock, par value $1.00 per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

                         (i) The distinctive serial designation of this series
                  shall be "Series A Participating Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative and except as otherwise herein provided.

                         (ii) The number of shares in this Series shall
                  initially be _______, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series purchased by the Corporation or converted into Common Stock or into a different series of Preferred Stock of the Corporation shall be cancelled and shall revert to authorized and designated as to series, but unissued shares of Preferred Stock. Shares of this Series may be issued in fractional shares which are whole number multiples of one one-thousandth of a share, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of this Series.

                         (iii) The holders of full or fractional shares of this
                  Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and
                  (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the amount by which $10 exceeds the aggregate dividends paid per whole share of this Series during the three month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

                              The term "Reference Package" shall initially mean
                  1000 shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Corporation. In the event the Corporation shall at any time after the close of business on ________, ____* (A) declare or pay a dividend on any Common Stock payable in Common Stock, (B) subdivide any Common Stock or (C) combine any Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

                              Holders of shares of this Series shall not be
                  entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series. This Series shall rank pari passu in all respects with the Series B Participating Preferred Stock of the Company except with respect to voting rights.

                              So long as any shares of this Series are
                  outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or Class B Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, unless the full cumulative dividends (including the dividend to be paid upon payment of such dividend or other distribution) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid. When dividends are not paid in full upon this Series and any other stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on this Series and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of the Series and such other stock bear to each other. Neither the Common Stock or Class B Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any


--------
*  For a certificate of designation relating to shares to be issued pursuant to
   Section 2.3 of the Rights Agreement, insert the Separation Time. For a certificate of designation relating to shares to be issued pursuant to
   Section 3.1(d) of the Rights Agreement, insert the Flip-in Date.

                  such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

                         (iv) In the event of any merger, consolidation,
                  reclassification or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

                         (v) In the event of any liquidation, dissolution or
                  winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distri bution or payment is made on any date to the holders of the Common Stock or Class B Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $__________* or (B) the aggregate amount distributed or to be distributed in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the "Liquidation Preference"), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                              In the event the assets of the Corporation
                  available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section
                  (v), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this


--------
* Insert an amount equal to 10 times the Exercise Price in effect as of the Separation Time.

                  Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

                              Upon the liquidation, dissolution or winding up of
                  the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or Class B Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

                              For the purposes of this Section (v), the
                  consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

                         (vi) The shares of this Series shall not be redeemable.

                         (vii) In addition to any other vote or consent of
                  stockholders required by law or by the Restated Certificate of Incorporation, as amended, of the Corporation and except as otherwise required by law, each share (or fraction thereof) of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and shall have the number of votes thereon that a holder of the Reference Package (or a similar fraction thereof) would have.

                      (viii) To the extent any holder of this Series was the
                  record holder of Class B Common Stock at the Separation Time (a "Class B Holder"), as reflected in the stock transfer books of the Company, such holder may convert one one-thousandth of a share of this Series for every share of Class B Common Stock held as of Separation Time at any time at the election of the holder thereof into one one-thousandth of a fully paid share of Series B Participating Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock") of the Corporation. Any such Class B Holder may elect to convert any or all of such one one-thousandths of a share of this Series at one time or at various times in such Class B Holder's discretion but in no event shall such Holder be able to convert more one-thousandths of a share of this Series than the number of shares of Class B Common Stock held at the Separation Time. Such right shall be exercised by the surrender of the certificate representing each one one-thousandth of a share of this Series to be converted to the agent for the registration of transfer of shares of this Series at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert, a statement (the "Ownership Statement") certifying the number of, and if requested further identifying the, shares of Class B Common Stock held as of the Separation Time and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Series B Preferred Stock upon conversion of shares of this Series shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of this Series converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of this Series and the payment of any tax as hereinbefore provided, the Corporation, subject to verification of the Ownership Statement, will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of the Series B Preferred Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of this Series (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of this Series shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of the Series B Preferred Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of the Series B Preferred Stock at such time and shall have and may exercise all the rights and powers appertaining thereto.

                         (ix) For so long as there are shares of Class B Common
                  Stock outstanding, this Series shall be convertible into Series B Preferred Stock in accordance with Paragraph (viii) above. Immediately upon the automatic conversion of all outstanding shares of Class B Common Stock into shares of Common Stock pursuant to the terms of the Restated Certificate of Incorporation of the Corporation, as amended, each one one-thousandth of a share of this Series which is then outstanding shall, without any action by the Board of Directors of the Corporation or the holder or holders thereof, automatically convert into and become for all purposes a share of the Common Stock, subject to a sufficient number of shares of Common Stock being authorized and available for issuance to permit such conversion. To the extent a sufficient number of shares of Common Stock is not authorized and available for issuance to permit the conversion set forth in the previous sentence, then the one one-thousandths of a share of this Series shall be converted into Common Stock on a pro-rata basis to the extent possible given the number of shares of Common Stock that is authorized and available for issuance. The Board of Directors of the Corporation is hereby authorized to take such actions, consistent with the Delaware General Corporation Law, as it deems appropriate or advisable with respect to the replacement of certificates then outstanding evidencing ownership of this Series, or otherwise, in order to carry into effect the foregoing provisions.

         IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the ____ day of _________, _____.




                                            ---------------------------------

Attest:


-------------------------

                                                                      EXHIBIT C
                                                                      ---------


                  FORM OF CERTIFICATE OF DESIGNATION AND TERMS
                  OF SERIES B PARTICIPATING PREFERRED STOCK OF
                            HERSHEY FOODS CORPORATION
                            -------------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------


                  We, the undersigned, ____________________ and
____________________, the ____________________, and __________, respectively, of
Hershey Foods Corporation, a Delaware corporation (the "Corporation"), do hereby certify as follows:

                  Pursuant to authority granted by Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation's Preferred Stock, par value $1.00 per share, and certain qualifications, limitations and restrictions thereon:

                  RESOLVED, that there is hereby established a series of Preferred Stock, par value $1.00 per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

                         (i) The distinctive serial designation of this series
                  shall be "Series B Participating Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

                         (ii) The number of shares in this Series shall
                  initially be _______, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series purchased by the Corporation or converted into Common Stock or into a different series of Preferred Stock of the Corporation shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares which are whole number multiples of one one-thousandth of a share, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of this Series.

                         (iii) The holders of full or fractional shares of this
                  Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Class B Common Stock of the Corporation) are payable on or in respect of Class B Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Class B Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the amount by which $9.091 exceeds the aggregate dividends paid per whole share of this Series during the three month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

                              The term "Reference Package" shall initially mean
                  1000 shares of Class B Common Stock, par value $1.00 per share ("Class B Common Stock"), of the Corporation. In the event the Corporation shall at any time after the close of business on ________, ____* (A) declare or pay a dividend on any Class B Common Stock payable in Class B Common Stock, (B) subdivide any Class B Common Stock or (C) combine any Class B Common Stock into a smaller number of shares, then and in each such case the Reference Package after such event shall be the Class B Common Stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

                              Holders of shares of this Series shall not be
                  entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series. This Series shall rank pari passu in all respects with the Series A Participating Preferred Stock of the Corporation except with respect to voting rights.

                              So long as any shares of this Series are
                  outstanding, no dividend (other than a dividend in Class B Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or Class B Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, unless the full cumulative dividends (including the dividend to be paid upon payment of such dividend or other distribution) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid. When dividends are not paid in full upon this Series and any other stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on this Series and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of the Series and such other stock bear to each other. Neither the Common Stock or Class B Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or


--------
* For a certificate of designation relating to shares to be issued pursuant to Section 2.3 of the Rights Agreement, insert the Separation Time. For a certificate of designation relating to shares to be issued pursuant to
    Section 3.1(d) of the Rights Agreement, insert the Flip-in Date.

                  made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

                         (iv) In the event of any merger, consolidation,
                  reclassification or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

                         (v) In the event of any liquidation, dissolution or
                  winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distri-bution or payment is made on any date to the holders of the Common Stock or Class B Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $__________* or (B) the aggregate amount distributed or to be distributed in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the "Liquidation Preference"), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

                              In the event the assets of the Corporation
                  available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section
                  (v), no such distribution shall be made on account of any shares of any other class


--------
* Insert an amount equal to 10 times the Exercise Price in effect as of the Separation Time.

                  or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

                              Upon the liquidation, dissolution or winding up of
                  the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section (v) before any payment shall be made to the holders of Common Stock or Class B Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

                              For the purposes of this Section (v), the
                  consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

                         (vi) Shares of this Series (or fractions thereof) shall
                  not be redeemable. Shares of this Series (or fractions thereof) shall only be issued in connection with the conversion of shares of Series A Participating Preferred Stock (or fractions thereof) of the Corporation ("Series A Preferred Stock").

                         (vii) In addition to any other vote or consent of
                  stockholders required by law or by the Restated Certificate of Incorporation, as amended, of the Corporation and except as otherwise required by law, each share of this Series (or fraction thereof) shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and shall have the number of votes thereon that a holder of the Reference Package (or a similar fraction thereof) would have.

                         (viii) Each one one-thousandth of a share of this
                  Series may at any time be converted at the election of the holder thereof into one one-thousandth of a share of Series A Preferred Stock. Any holder of one one-thousandth of a share of this Series may elect to convert any or all of such one one-thousandths of a share at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate(s) representing the number of one one-thousandths of a share of this Series to be converted to the agent for the registration of transfer of shares of this Series at its office, or to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the transfer agent or by the Corporation) by instruments of transfer, in form satisfactory to the transfer agent and to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for a number of one one-thousandths of a share of Series A Preferred Stock upon conversion of a number of one one-thousandths of a share of this Series shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the share or shares of this Series converted, the person or persons requesting the issuance thereof shall pay to the transfer agent or to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the transfer agent or of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing one one-thousandths of a share of this Series and the payment of any tax as hereinbefore provided, the Corporation will deliver or cause to be delivered at the office of the transfer agent to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of one one-thousandths of a share of Series A Preferred Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing one one-thousandths of a share of this Series (if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of one one-thousandths of a share of this Series shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing a number of one one-thousandths of a share of Series A Preferred Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such number of one one-thousandths of a share of Series A Preferred Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any one one-thousandths of a share of this Series; provided, however, that if any one one-thousandths of a share of this Series shall be converted subsequent to the record date for the payment of a cash or stock dividend or other distribution on one one-thousandths of a share of this Series but prior to such payment, the registered holder of such one one-thousandths of a share at the close of business on such record date shall be entitled to receive the cash or stock dividend or other distribution payable to holders of Series A Preferred Stock. The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of outstanding one one-thousandths of a share of this Series, such number of one one-thousandths of a share of Series A Preferred Stock as may be issuable upon the conversion of all such outstanding one one-thousandths of a share of this Series, provided, the Corporation may deliver shares of Series A Preferred Stock which are held in the treasury of the Corporation for shares of this Series to be converted. If any shares of the Series A Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares of the Series A Preferred Stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of the Series A Preferred Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding shares of the Series A Preferred Stock may be listed at the time of such delivery. All shares of the Series A Preferred Stock which may be issued upon conversion of shares of this Series will, upon issue, be fully paid and nonassessable.

                       (ix) Immediately upon the automatic conversion of all
                  outstanding shares of Class B Common Stock into shares of Common Stock pursuant to the terms of the Restated Certificate of Incorporation of the Corporation, as amended, each one one-thousandth of a share of this Series which is then outstanding shall, without any action by the Board of Directors of the Corporation or the holder or holders thereof, automatically convert into and become for all purposes one share (subject to adjustment) of the Common Stock, and the provisions of this Certificate of Designation which provide for different voting or cash dividend rights for this Series shall not be of any effect; provided, however, if there is not a sufficient number of shares of Common Stock authorized and available for issuance to permit such conversion, each one one-thousandth of a share of this Series which is then outstanding shall, without any action by the Board of Directors of the Corporation or the holder or holders thereof, automatically convert into and become for all purposes one share (subject to adjustment) of the Common Stock on a pro rata basis to the extent possible given the number of shares of Common Stock that is authorized and available for issuance and each one one-thousandth of a share of this Series which is then remaining shall automatically convert into one one-thousandth of a share of Series A Participating Preferred Stock of the Company. The Board of Directors of the Corporation is hereby authorized to take such actions, consistent with the Delaware General Corporation Law, as it deems appropriate or advisable with respect to the replacement of certificates then outstanding evidencing ownership of this Series, or otherwise, in order to carry into effect the foregoing provisions.

         IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the ____ day of _________, _____.



                                            ---------------------------------

Attest:


-------------------------